Exhibit 3.3

THIRD AMENDED AND RESTATED BYLAWS

OF

ACV AUCTIONS INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be maintained in the State of Delaware.

Section 1.2 Principal Executive Office. The principal executive office of the Corporation shall be maintained in Erie County, New York. The Corporation may maintain offices at such other places as the Board of Directors may from time to time determine or as may be necessary or convenient for the business of the Corporation.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (if any) within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix each year, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2.2 Special Meetings. Special meetings of stockholders, for any purpose or purposes prescribed in the notice of the meeting, unless otherwise prescribed by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation), may be called by the Board of Directors (or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings) or the chief executive officer and shall be held at such place (if any) within or without the State of Delaware, on such date, and at such time as they or the chief executive officer shall fix. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, shall be called by the Secretary upon the written request of either of (i) the stockholders owning at least 50% of the number of shares of the Corporation issued and outstanding and entitled to vote, or (ii) the stockholders owning at least 30% of number of shares of Series Seed Preferred Stock of the Corporation issued and outstanding, if any. Such request shall state the purpose or purposes of the proposed meeting. Unless otherwise prescribed by law, special meetings called by request of stockholders shall be held at the offices of the Corporation on such reasonable date and at such reasonable time as the chief executive officer shall fix, which date shall be not less than fifteen (15) nor more than ninety (90) days from the date of receipt of the request.

Section 2.3 Notice of Meetings. The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place, (if any), date, and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice shall be transacted at any special meeting. Unless otherwise provided by law, notice shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) days or more than sixty (60) days before the date of the meeting.

Section 2.4 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or these Bylaws. Where a separate vote by a class or series is required, a majority of the shares of such class or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall not be present or represented at any meeting of stockholders, then the chair of the meeting or the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote, shall have the power to adjourn the meeting from time to time, without notice (except as required by law or Section 2.3 of these Bylaws) until a quorum shall again be present or represented by proxy.

Section 2.5 Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place (if any), at another date and time. When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the place (if any), date and time, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If an adjournment is for more than 30 days or, if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 2.6 Stockholders’ List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class or series of stock and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. The list shall be reasonable accessible and open to the examination of any stockholder or such stockholder’s proxy, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder or such stockholder’s proxy who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each stockholder.

Section 2.7 Conduct of Business. The person designated by the Board of Directors or, in the absence of such a person, the chief executive officer of the Corporation or, in such officer’s absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present in person or represented by proxy, shall call to order any meeting of stockholders and shall preside over and act as chair of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as shall seem to the chair of the meeting in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 2.8 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with rules and regulations adopted by the Board of Directors, the chair of the meeting of stockholders shall have the right and authority to prescribe any rules, regulations or procedures and to do all such acts as, in the judgment of the chair of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.9 Voting. When a quorum is present at any meeting of stockholders, and subject to the provisions of law or these Bylaws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or these Bylaws, a different vote is required, in which case, such express provision shall govern and control the decision of such question. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. Each stockholder shall have one vote for each share of stock having voting power registered in the stockholder’s name on the books of the Corporation, except as otherwise provided in the Certificate of Incorporation.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.

All voting, including on the election of directors, except as otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or the stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof, including each vote taken. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before acting at the meeting, shall take and sign an oath to faithfully execute the duties of inspector with strict impartially and according to the best of his or her ability. Every vote taken by ballot shall be counted by an inspector or inspectors.

Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election, unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.

Section 2.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy in writing by transmitting or authorizing a transmission permitted by law, including a facsimile signature or an electronic transmission; provided, that the transmission sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

Section 2.11 Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein, unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by holders of a sufficient number of shares to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent of stockholders shall be given to those stockholders who have not consented in writing.

Section 2.12 Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by law or these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2 Number of Directors. The number of directors which shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated. The directors shall be elected at the annual meeting of stockholders for a term of one year and shall serve until that director’s successor is elected and qualified or until his or her earlier death, resignation or removal. Directors shall be natural persons, but need not be stockholders.

Section 3.3 Vacancies. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the directors then in office or, upon their failure to act, the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until his or her successor is elected and qualified.

Section 3.4 Place of Meetings. The Board of Directors may hold its meetings outside of the State of Delaware, at the office of the Corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

Section 3.5 Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation to serve at the pleasure of the whole Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. A committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have the power or authority in reference to, adopting or recommending to the stockholders an agreement of merger or consolidation, the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, a dissolution or a revocation of a dissolution of the Corporation, or adopt, amend or repeal any provision of the Certificate of Incorporation or these Bylaws. Unless the resolution, the Certificate of Incorporation or these Bylaws expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or other securities. Committees may have such names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its proceedings, provide copies of the same to the whole Board and shall report to the Board of Directors when required or requested. Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 3.6 Compensation of Directors. Directors, as such, may receive an annual or periodic fee or such other compensation for their services and reimbursement of expenses for attendance at meetings of the Board of Directors as may be established by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.7 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. An annual meeting of the Board of Directors shall be held within ten (10) days after the annual meeting of stockholders in each year. If the annual meeting of the Board of Directors is not held immediately following the annual meeting of stockholders, then notice of such meeting, unless waived, shall be given to each director elected at the annual meeting of stockholders, at his or her address as the same may appear on the records of the Corporation, or in the absence of such address, at his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in the notice or waiver thereof.

Section 3.8 Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the chief executive officer or at the request in writing of any director then in office. Notice of any special meeting, unless waived, shall be given to each director at the address on the records of the Corporation not less than twenty-four (24) hours prior to the day on which such meeting is to be held, if such notice is by electronic transmission, and not less than five (5) days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call. Notwithstanding the foregoing, for purposes of dealing with an emergency situation, as conclusively determined by the directors or officer calling the meeting, notice may be given in person, by electronic transmission, by telephone or by any other means that reasonably may be expected to provide similar notice, not less than two (2) hours prior to the meeting. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in the notice or waiver thereof. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who attends the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of Directors.

Section 3.9 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.10 Quorum. Except as otherwise provided in these Bylaws, a majority of the total number of directors shall constitute a quorum at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors, if the adjournment is for more than thirty (30) days.

Section 3.11 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine. Except as otherwise provided by law or these Bylaws, the act or vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any director may require the “ayes” and “noes” to be taken on any question or vote and recorded in the minutes. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.12 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including their services as members of committees of the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.1 Executive Officers. The executive officers of the Corporation shall be a Chief Executive Officer and/or a President, such number of Vice Presidents, if any, as the Board of Directors may determine, a Secretary and a Treasurer. One person may hold any number of offices.

Section 4.2 Election, Term of Office and Eligibility. The executive officers of the Corporation shall be elected annually by the Board of Directors, at its annual meeting; provided, however, that new, replacement or additional officers may be elected at any meeting of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until his or her successor shall have been duly chosen and qualified or until his or her death, resignation or removal. Officers need not be directors.

Section 4.3 Subordinate Officers. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents or representatives as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the Corporation or any Committee of the Board to appoint subordinate officers or agents or representatives.

Section 4.4 Removal. Any executive officer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the Bylaws. Any subordinate officer may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or any meeting of a committee having the power to appoint an individual to such office or by the chief executive officer or any other officer empowered to appoint such subordinate officers.

Section 4.5 The Chief Executive Officer. The Chief Executive Officer shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by law or these Bylaws, shall administer and be responsible for the overall management of the business and affairs of the Corporation. The CEO shall preside at all meetings of the stockholders and of the Board of Directors. The CEO shall perform all duties and have all powers which are commonly incident to such office, including general supervision and direction of all other officers, employees, agents and representatives of the Corporation. The CEO shall perform such other duties as from time to time may be delegated or assigned by the Board of Directors.

Section 4.6 The President. The President shall perform such duties as may from time to time be delegated or assigned by the Board of Directors or the CEO, and in the absence or disability of the CEO, shall perform the duties of the CEO.

Section 4.7 Vice Presidents. In the event of the absence or disability of the President, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. Each Vice President shall also perform such other duties as from time to time may be delegated or assigned by the Board of Directors or by the chief executive officer of the Corporation.

Section 4.8 The Secretary. The Secretary shall:

(a) Keep the minutes of the meetings of the stockholders and of the Board of Directors;

(b) See that all notices are duly given in accordance with the provisions of law or these Bylaws;

(c) Be custodian of the records and of the seal of the Corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

(d) Have charge of the stock record books of the Corporation;

(e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these Bylaws and as from time to time are delegated or assigned by the Board of Directors or by the chief executive officer of the Corporation.

Section 4.9 Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Secretary, or in the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 4.10 The Treasurer. The Treasurer shall:

(a) Receive and be responsible for all funds of and securities owned or held by the Corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate financial records and accounts for the Corporation; deposit or cause to be deposited to the credit of the Corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the Corporation as may be properly authorized.

(b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the chief executive officer of the Corporation may require, financial and other appropriate reports on the condition of the Corporation;

(c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be delegated or assigned by the Board of Directors or by the chief executive officer of the Corporation.

Section 4.11 Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

Section 4.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the Corporation.

Section 4.13 Delegation of Duties. In the absence of any officer of the Corporation or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may, for the time being, delegate any or all of the powers and duties of such officer to any other officer or to any director.

ARTICLE V

SHARES OF STOCK

Section 5.1 Regulation. Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the stock or other securities of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

Section 5.2 Stock Certificates. Certificates for shares of the stock or other securities of the Corporation shall be numbered serially for each class of stock, or series thereof, as they are issued, shall be signed by the Chief Executive Officer, or the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer; provided, however, that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the Corporation or its employee. Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. The Corporation shall not have power to issue a certificate in bearer form. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

Section 5.3 Uncertificated Shares. The Board of Directors may provide by resolution that some or all of any or all classes or series of stock or other securities of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution, every holder of stock represented by certificates and upon request, every holder of uncertificated shares shall be entitled to have a certificate signed in the name of the Corporation by the Chief Executive Officer, or the President or any Vice President, and by the Secretary or an Assistant Secretary of the Corporation, representing in certificate form the number of shares registered.

Section 5.4 Restriction on Transfer of Securities in General. Restrictions on the transfer or registration of transfer of stock or other securities of the Corporation may be imposed by the Certificate of Incorporation, these Bylaws, an agreement among any number of security holders (but only if the agreement is delivered to the Secretary of the Corporation and referenced on the certificates, if any, representing such securities) or an agreement among security holders and the Corporation. Without limiting the generality of the foregoing, a restriction on the transfer of securities of the Corporation is permitted by this Section, if it:

(a) Obligates the holder of the restricted securities to offer to the Corporation or to any other holders of securities of the Corporation or to any other person or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities;

(b) Obligates the Corporation or any holder of securities of the Corporation or any other person or any combination of the foregoing to purchase the restricted securities;

(c) Requires the Corporation or the holders of any class of securities of the Corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities;

(d) Prohibits the transfer of the restricted securities to designated persons or classes of persons, and such designation is not manifestly unreasonable; or

(e) Restricts transfer or registration of transfer in any other lawful manner.

Section 5.5 Restriction on Transfer of Common Stock; Right of First Refusal.

(a) No stockholder shall sell, assign, pledge, encumber, or in any manner transfer or dispose of (including by way of any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock) any of the share of common stock of the Corporation (“Common Stock”) (other than shares of Common Stock issued upon conversion of the Corporation’s preferred stock other than the Series Seed Preferred Stock) or Series Seed Preferred Stock, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer (i) that has been approved the Board of Directors and (ii) upon such approval, otherwise meets the requirements set forth in this Section 5.5, in addition to any other restrictions or requirements set forth under applicable law or these Bylaws.

(b) If a stockholder desires to sell or otherwise transfer any of such stockholder’s shares of stock, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(c) For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the Corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 5.5, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the Corporation elects to purchase all of the shares or, with the consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election, and settlement for said shares shall be made as provided below in Section 5.5(e).

(d) The Corporation may assign its rights hereunder.

(e) In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Corporation receives said transferring stockholder’s notice; provided, that, if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

(f) In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, subject to the Corporation’s approval and all other restrictions on transfer set forth in Section 5.5, within the sixty-day period following the expiration or waiver of the option rights granted to the Corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder’s notice which were not acquired by the Corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this Section 5.5 in the same manner as before said transfer.

(g) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section 5.5:

i. If such stockholder is an individual, such stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death, without consideration to such stockholder’s ancestors, descendants, siblings, spouse or in-laws or to trusts for the benefit of such persons or the stockholder or to a company or another entity wholly-owned by such stockholder or any such person.

ii. If such stockholder is an entity, any transfer that is (1) a partnership transferring to its partners or former partners in accordance with partnership interests, (2) a corporation transferring to a wholly-owned subsidiary or its stockholders in accordance with their ownership interest, (3) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (4) a venture capital fund transferring to any investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such venture capital fund or a venture capital fund making distributions.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section 5.5 and any other restrictions set forth in these Bylaws, and there shall be no further transfer of such stock except in accord with this Section 5.5 and the other provisions of these Bylaws.

(h) The provisions of this Section 5.5 may be waived with respect to any transfer by the Corporation, upon duly authorized action of its Board of Directors. This Section 5.5 may be amended or repealed by a duly authorized action of the Board of Directors.

(i) Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this Section 5.5 are strictly observed and followed.

(j) The foregoing right of first refusal shall terminate upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

(k) The certificates representing shares of stock of the Corporation that are subject to the right of first refusal in this Section 5.5 shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SECURITIES REFERENCED HEREIN ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE COMPANY’S BYLAWS.”

Notwithstanding the foregoing provisions of this Section 5.5, to the extent that the right of first refusal set forth herein conflicts with a right of first refusal in any written agreement between the Corporation and any stockholder of the Corporation, then the right of first refusal set forth in such written agreement shall supersede the right of first refusal set forth herein, but only with respect to the specific stockholder(s), share(s) of stock and proposed transfer(s) to which the conflict relates.

(l) In addition to the transfer restrictions with respect to shares of Common Stock described in this Section 5.5, each certificate for shares of stock which are subject to any other restriction on transfer pursuant to the Certificate of Incorporation, applicable securities laws or any agreement among any number of stockholders or among such stockholders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 5.6 Transfers. Transfers of stock or other securities of the Corporation shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock or other securities of the Corporation. Except where a certificate is issued in accordance with Section 5.6, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. As against the Corporation, a transfer of securities can be made only on the books of the Corporation and in the manner provided in these Bylaws, and the Corporation shall be entitled to treat the owner of record of any securities as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such security on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

Section 5.7 Record Date. In order that the Corporation may determine the holders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or other securities of the Corporation or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining holders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.8 Lost Certificate. Any stockholder claiming that a certificate representing shares of stock or other securities of the Corporation has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VI

BOOKS AND RECORDS

Section 6.1 Location. The books, accounts and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 6.2 Form. The books, accounts and records of the Corporation, including its stock ledger, books of account and minute books, shall be maintained in the regular course of its business and may be kept on, or be in the form of, computer files or any other commonly available information storage device that creates a record that can be retained, retrieved and reviewed and that may be directly reproduced in paper form; provided that the books, accounts and records so kept are readily available and can be easily converted into clearly legible form.

Section 6.3 Inspection. The books, accounts, and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

ARTICLE VII

DIVIDENDS AND RESERVES

Section 7.1 Dividends. The Board of Directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the Corporation, may declare and pay dividends upon the shares of its capital stock in accordance with the General Corporation Law of the State of Delaware.

Section 7.2 Reserves. The Board of Directors of the Corporation may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation as a director, manager, officer, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), whether the basis of the proceeding is alleged action in an official capacity as a director, manager, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such change) against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person, only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”) by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for expenses under this Section 8.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 8.1 and 8.2 shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 and 8.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any indemnitee may have or hereafter acquire under any statute, certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, manger, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, nonprofit entity or other enterprise shall be reduced by any amount such person may collect as indemnification from such other entity or enterprise.

Section 8.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or representative of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 8.7 Witness Expenses. To the extent that any director, officer, employee, agent or representative of the Corporation is by reason of such position, or a position with another entity or enterprise at the request of the Corporation, a witness or a deponent in any proceeding, such person shall be reimbursed for all expenses actually and reasonably incurred by such person or on their behalf in connection therewith.

Section 8.8 Indemnification of Employees, Agents and Representatives. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee, agent or representative of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.9 No Adverse Changes. Any amendment, modification or repeal of any provision of this Article VIII, whether by the stockholders or Board of Directors of the Corporation, shall not adversely affect any right or protection of an indemnitee in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE IX

NOTICE

Section 9.1 Notices. Except as otherwise required by law, all notices required to be given to the Corporation or to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by electronic transmission or by receipted overnight delivery service. Any such notice shall be addressed to the last known address of such person as the same appears on the books of the Corporation. The time of the giving of the notice shall be the time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by electronic transmission or receipted by overnight delivery service.

Section 9.2 Waiver of Notice. Whenever any notice is required to be given under provision of law or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein or before or after the meeting is held, shall be deemed equivalent to notice. If a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 9.3 Notice By Electronic Transmission.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under law or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked, if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Notice to stockholders may be given by writing in paper form or solely in the form of electronic transmission as permitted by this subsection (b). If given by writing in paper form, notice may be delivered personally, may be delivered by mail, or, with the consent of the stockholder entitled to receive notice, may be delivered by facsimile telecommunication or any of the other means of electronic transmission specified in this subsection (b). If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation. Any notice to stockholders given by the Corporation shall be effective if delivered or given by a form of electronic transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process.

(d) The provisions of this Section 9.3 shall not apply to notices required under §§164, 296, 311, 312 or 324 of the Delaware General Corporation Law.

Section 9.4 Notice To Stockholders Sharing An Address. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under or these Bylaws shall be effective if given by a single written notice to stockholders who share an address, if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 9.4, shall be deemed to have consented to receiving such single written notice. The provisions of this Section 9.4 shall not apply to notices required under §§164, 296, 311, 312 or 324 of the Delaware General Corporation Law.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors, but shall initially end on December 31 of each year.

Section 10.2 Facsimile Signatures. In addition to the provisions for use of facsimile signatures or signatures by electronic transmission elsewhere specifically authorized in these Bylaws, facsimile signatures or signatures by electronic transmission of any officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 10.3 Contracts and Other Instruments. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authority may be general or confined to specific instances. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the chief executive officer or such other officer or agent as shall from time to time be designated by resolution of the Board of Directors. The Board of Directors, the chief executive officer or another officer designated by the Board shall appoint banks, trust companies or other depositories in which shall be deposited from time to time the money or securities of the Corporation.

Section 10.4 Securities in Other Corporations. Any shares of stock or other securities in any corporation or other entity, which may from time to time be held by this Corporation, may be represented and voted at any meeting of security holders of such entity or otherwise, and any and all rights and powers which the Corporation may possess by reason of its ownership of such securities may be exercised, by the Chairman of the Board, if any, or the President or a Vice President, or by any other person authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its Chairman of the Board, President or a Vice President. Securities belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for securities held for the benefit of the Corporation shall be endorsed in blank or have proper stock or other transfer powers attached, so that the securities and any certificate evidencing the same are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

Section 10.5 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 10.6 Amendment of Bylaws. The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power, may adopt, amend or repeal any provision of these Bylaws at any meeting of stockholders, if the notice of such meeting lists amendment, modification or repeal among the purposes of the meeting and sets forth the amendment, modification or repeal to be voted upon at the meeting. Any amendment, modification or repeal of any provision of these Bylaws made by the stockholders shall not be amended, modified or repealed by the Board of Directors.

The Board of Directors, by the affirmative vote of a majority of the whole Board, may adopt, amend or repeal any provision of these Bylaws at any meeting, except as provided in the above paragraph. Any amendment, modification or repeal of any provision of these Bylaws made by the Board of Directors may be amended, modified or repealed by the stockholders.

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